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                                                                 EXHIBIT 10.31.6


                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

         This Amendment No. 1 to Employment Agreement (this "AMENDMENT") is made as of September 8th, 2003 by and between Exult, Inc. (the "COMPANY") and John A. Adams ("EXECUTIVE").

         A. Executive is employed by the Company pursuant to that certain Employment Agreement dated as of June 2, 2003 (the "AGREEMENT").

         B. The Agreement provides for a living allowance to be paid by the Company to Executive for up to one year, pending Executive's sale of his house in New Jersey. The final amount of the living allowance was to be agreed by the Company's CEO and Executive after Executive had surveyed the rental housing market in Orange County.

         C Upon a review of the housing markets in NJ and Orange County CA the Companies CEO and Executive have agreed to the following

                  1. Section 4(b) of the Agreement is hereby amended to read in its entirety as follows:

                           (b) Relocation Expenses. The Company will reimburse
                  Executive's documented out-of-pocket expenses incurred in moving his family and household goods from New Jersey to Orange County, California including the cost to executive of any real estate agent's sales commission paid by executive in connection with the sale of his house in New Jersey. In addition, the Company will pay to Executive, in addition to his salary and other compensation to which he is entitled, a living allowance of $7,000 per month for 12 consecutive months beginning September 15th, 2003. All amounts paid or reimbursed pursuant to this Section 4(b) will include a tax "gross-up" to the extent necessary to neutralize the effects of income tax on such payments.

                  2. Except as set forth herein, the Agreement will remain in effect as written.

         In witness whereof, the Company and Executive have entered into this Amendment as of the date above set forth.

EXULT, INC.

By:  ____________________________              _________________________________
       James C. Madden, V                      John A. Adams
       Chief Executive Officer